UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2014

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4219	74-1339132
(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 30th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 906-8555
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On September 8, 2014, Harbinger Group Inc., a Delaware corporation (the “Company”), entered into a note Purchase Agreement with several purchasers named therein (the “Purchase Agreement”). In connection with the Purchase Agreement, on September 11, 2014, the Company issued $200 million aggregate principal amount of 7.750% senior unsecured notes due 2022 (the “New Notes”). The New Notes were issued under the Company’s existing indenture, dated as of January 21, 2014 (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”), governing the Company’s $550 million aggregate principal amount of 7.750% senior unsecured notes due 2022 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes were priced at 100% of par plus accrued interest from July 15, 2014.

The Company expects to use the net proceeds from the issuance of the New Notes for working capital by it and its subsidiaries and for general corporate purposes, including the financing of future acquisitions and businesses and its share repurchase program.

In connection with the issuance of the New Notes, the holders of the New Notes have certain registration rights pursuant to a Registration Rights Agreement, dated as of September 11, 2014, by and among the Company and the initial purchasers of the New Notes named therein (the “Registration Rights Agreement”).

Certain terms and conditions of the New Notes are as follows:

Maturity. The Notes will mature on January 15, 2022.

Interest. The Notes accrue interest at a rate of 7.750% per year. Interest on the Notes will be paid semi-annually on January 15 and July 15 of each year, beginning on January 15, 2015 with respect to the New Notes.

Issue Price. The issue price of the New Notes is 100% of par, plus accrued interest from July 15, 2014.

Ranking. The Notes are senior unsecured obligations of the Company that (i) rank equally in right of payment with the existing and future unsubordinated debt of the Company, (ii) are effectively subordinated to all secured debt of the Company to the extent of the value of the collateral securing that debt, (iii) are effectively subordinated to all liabilities of the Company’s subsidiaries, and (iv) rank senior in right of payment to all of the Company’s future debt that expressly provides for its subordination to the Notes.

No Sinking Fund. The Company is not required to make any sinking fund payments with respect to the Notes.

Guarantors. Any subsidiary of the Company that guarantees the Company’s debt will guarantee the Notes. As of the date hereof, there are no such guarantors.

Optional Redemption. The Company has the option to redeem some or all of the Notes prior to January 15, 2017 at a redemption price equal to 100% of the principal amount plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest to, the date of redemption. At any time on or after January 15, 2017, the Company may redeem some or all of the Notes at certain fixed redemption prices set forth in the Indenture expressed as percentages of the principal amount, plus accrued and unpaid interest. At any time prior to January 15, 2017, the Company may redeem up to 35% of the aggregate issued principal amount of the Notes with net cash proceeds received by the Company from certain equity offerings at a price equal to 107.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to the date of redemption, provided that redemption occurs within 90 days of the closing date of such equity offering, and at least 65% of the aggregate principal amount of the Notes remains outstanding immediately thereafter.

Change of Control. If a Change of Control (as defined in the Indenture) occurs, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the aggregate principal amount of such Notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants. The Indenture contains covenants limiting, among other things, the ability of the Company, and, in certain cases, the Company’s subsidiaries, to incur additional indebtedness; create liens; engage in sale-leaseback transactions; pay dividends or make distributions in respect of capital stock; make certain restricted payments; sell assets; engage in transactions with affiliates; or consolidate or merge with, or sell substantially all of its assets to, another person. These covenants are subject to a number of important exceptions and qualifications. The Company is also required to maintain compliance with a minimum liquidity covenant.

Events of Default. The Indenture contains customary events of default which could, subject to certain conditions, cause the Notes to become immediately due and payable, including, but not limited to, the failure to make premium or interest payments; failure by the Company to accept and pay for Notes tendered when and as required by the change of control and asset sale provisions of the Indenture; failure to comply with certain covenants in the Indenture; failure to comply with certain agreements in the Indenture for a period of 60 days following notice by the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding; failure to pay any debt within any applicable grace period after the final maturity or acceleration of such debt by the holders thereof because of a default, if the total amount of such debt unpaid or accelerated exceeds $50 million; failure to pay final judgments entered by a court or courts of competent jurisdiction aggregating $50 million or more (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed, for a period of 60 consecutive days; and certain events of bankruptcy or insolvency.

Pursuant to the Registration Rights Agreement, the Company is obligated to use its commercially reasonable efforts to cause a registration statement with respect to an offer to exchange the New Notes for a new issue of notes with terms identical in material respects to the New Notes (except for the removal of transfer restrictions relating to the New Notes and any increase in annual interest rate) registered under the Securities Act of 1933, as amended, to be declared effective by the 410th day after September 11, 2014, or, under specified circumstances, to file and cause to be declared effective a shelf registration statement with the Securities and Exchange Commission to effect resales of the New Notes.

This summary does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, which have been filed as Exhibits hereto as Exhibit 4.1 and Exhibit 4.2, respectively. The text of each such document is incorporated herein by reference. Interested parties should read these documents in their entirety.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
4.1
Indenture dated as of January 21, 2014, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2014 (File No. 001-04219)).

4.2	Registration Rights Agreement dated as of September 11, 2014, by and between Harbinger Group Inc. and the initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

Date: September 11, 2014	By:	/s/ Ehsan Zargar
		Name:	Ehsan Zargar
		Title:	Senior Vice President, Deputy General Counsel & Corporate Secretary

Exhibit No.	Description
4.1
Indenture dated as of January 21, 2014, by and between Harbinger Group Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed January 21, 2014 (File No. 001-04219)).

4.2	Registration Rights Agreement dated as of September 11, 2014, by and between Harbinger Group Inc. and the initial purchasers named therein.